Exhibit 10.06

NOTICE OF STOCK OPTION GRANT

ANNUAL DIRECTOR GRANT

Rovi Corporation, a Delaware corporation (the “Company”), has granted to [DIRECTOR NAME] (the “Optionee”) an option (the “Option”) to purchase certain shares of the Company’s Common Stock (the “Optioned Shares”) pursuant to the Rovi Corporation 2008 Equity Incentive Plan (the “Plan”), as follows:

Date of Option Grant:	(Grant Date)

Number of Optioned Shares:	(Shares)

Option Price:	$XX.XX Per share

Earliest Exercise Date:	One month anniversary of the Date of Option Grant

Option Expiration Date:	The date seven (7) years after the Date of Option Grant.

Tax Status of Option:	Nonstatutory Stock Option

Exercisable Shares: Except as otherwise provided in the attached Nonstatutory Stock Option Agreement (the “Agreement”), the number of Optioned Shares for which this Option may be exercised as of any date is determined by multiplying the number of Optioned Shares (set forth above) by the “Exercisable Percentage” determined as of such date as follows:

Exercisable Percentage
On Earliest Exercise Date	8.333%
Plus:
On the first day of each month following the Earliest Exercise Date through_MM/DD/YYYY.	8.333%

In the foregoing calculations, any fractional share resulting shall be disregarded. The number of Optioned Shares for which this Option is exercisable at any time shall be reduced by any Optioned Shares for which this Option previously has been exercised.

Notwithstanding the foregoing, in the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the stock options, stock appreciation rights, performance shares and restricted stock units granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all optionees); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), their Option shall become fully exercisable prior to the consummation of such event.

The Company and the Optionee agree that the Option described in this Notice of Stock Option Grant (the “Notice”) is governed by the provisions of the Agreement attached to and made a part of this document. The Optionee acknowledges receipt of this Notice and the Agreement, represents that the Optionee has read and is familiar with the provisions of this Notice and the Agreement, and hereby accepts the Option subject to all of the terms and conditions set forth in this Notice and the attached Agreement.

	Rovi Corporation	OPTIONEE

By:	/s/ Thomas Carson	Signature:

Title:	President and CEO	Date:

Address:	2830 De La Cruz Blvd	Address:
Santa Clara, CA 95050

ATTACHMENTS:	Nonstatutory Stock Option Agreement

NONSTATUTORY STOCK OPTION AGREEMENT

THE OPTION IS SUBJECT TO, AND MAY BE EXERCISED ONLY IN ACCORDANCE WITH, THE TERMS AND CONDITIONS OF THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE INCLUDED IN THIS AGREEMENT. A COPY OF THE PLAN IS ATTACHED TO THIS AGREEMENT AND SHOULD BE READ CAREFULLY.

Rovi Corporation, a Delaware corporation (the “Company”) and the Optionee agree that the terms and conditions set forth herein shall apply to the stock options granted to the Optionee, on the date of grant, for the number of Optioned Shares and exercisable at the Option Price, all as identified in the Notice of Stock Option Grant (the “Notice”) to which this Agreement is attached. All capitalized terms not defined herein or in the Notice shall have those meanings ascribed to them in the Plan.

1. Term of Option and Exercise of Option. Subject to the provisions of the Plan and the terms and conditions of this Agreement, this option may be exercised by the Optionee during a period of seven (7) years from the date of grant in accordance with the schedule set forth in the Notice. The schedule set forth in the Notice refers to the earliest dates on which this Option may be exercised with respect to the percentages of Optioned Shares determined in accordance with such schedule as of such dates, and, subject to the terms and conditions set forth herein, this Option may be exercised with respect to all or any part of such percentages of the Optioned Shares at any time on or after such dates prior to the expiration of such seven (7) year period. The Optionee must be and remain a director of the Company, or of any parent corporation or subsidiary corporation (the “Subsidiary”) of the Company (as such terms are defined in Sections 424 (e) and (f) of the Internal Revenue Code), during the entire period commencing with the date of grant of this Option and ending with each date determined in accordance with the exercise schedule set forth in the Notice in order to exercise this Option with respect to the Optioned Shares first becoming exercisable on such date.

2. Leave of Absence. During any authorized leave of absence, the vesting of the Option shall be suspended after the leave of absence exceeds a period of thirty (30) days. Vesting of the Option shall resume upon the Optionee’s termination of the leave of absence and return to service to the Company and/or its Subsidiaries. The vesting schedule of the Option shall be extended by the length of the suspension.

3. Termination by Reason of Death. If the Optionee’s business relationship with the Company and/or its Subsidiaries is terminated by reason of the Optionee’s death, this Option may thereafter be exercised, but only to the extent it was exercisable on the date of the Optionee’s death, by the Optionee’s estate for a period of twelve (12) months from the date of death, or until the expiration of the stated term of the Option, if earlier. The Optionee’s estate shall mean the duly authorized executor of the Optionee’s last will or the duly authorized administrator or special administrator of the Optionee’s probate estate or any other duly authorized legal representative of the Optionee’s estate or any person who acquires the right to exercise this Option by reason of the Optionee’s death under the Optionee’s will or the laws of intestate succession.

4. Termination by Reason of Disability. If the Optionee’s business relationship with the Company and/or its Subsidiaries is terminated by reason of the Optionee’s Disability, this Option may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of twelve (12) months from the date of such termination, or until the expiration of the stated term of the Option, if earlier. The Administrator shall have sole authority and discretion to determine whether the Optionee’s business relationship has been terminated by reason of Disability.

5. Termination for Cause. If the Optionee’s business relationship with the Company and/or its Subsidiaries is terminated for Cause, this Option shall immediately terminate and be of no further force and effect.

6. Other Termination. Unless otherwise determined by the Administrator, if the Optionee’s business relationship with the Company and/or its Subsidiaries terminates for any reason other than death, Disability or for Cause, this Option may thereafter be exercised, to the extent it was exercisable on the date of such termination, for twelve (12) months from the date of such termination or until the expiration of the stated term of the Option, if earlier.

7. Non-transferability of Option. This option shall not be transferable except by will or the laws of descent and distribution, and this Option may be exercised during the Optionee’s lifetime only by the Optionee. Notwithstanding the foregoing, with the approval of the Administrator, the Optionee may transfer this Option, without consideration for the transfer, to members of Optionee’s immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Agreement. Any purported transfer or assignment of this Option not in compliance with the foregoing shall be void and of no effect, and shall give the Company the right to terminate this Option as of the date of such purported transfer or assignment.

8. Method of Exercise. This Option may be exercised with respect to all or any part of the Optioned Shares that are exercisable at time of exercise, by providing irrevocable instructions to a designated brokerage firm specifying the number of Optioned Shares as to which this Option is so exercised, and making full payment to the Company in cash, electronic transfer or by check of the Option Price for the Optioned Shares with respect to which this Option is exercised and any applicable withholding taxes in accordance with Section 9 below.

If the Company’s outstanding Common Stock is registered under Section 12 (g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), at the time this Option is exercised, then the Option Price also may be paid as follows:

a. in shares of the Company’s Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the exercise date;

b. through a special sale and remittance procedure pursuant to which the Optionee (i) is to provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Optioned Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased Optioned Shares plus all applicable federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) concurrently is to provide written directives to the Company to deliver certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction;

c. through a special margin commitment procedure pursuant to which the Optionee elects to exercise his or her vested Optioned Shares and then pledge those Optioned Shares purchased into a margin account with a brokerage firm as security for a loan from the brokerage firm in an amount equal to the aggregate exercise price of the Optioned Shares. The brokerage firm is then irrevocably committed to forward sufficient funds to the Company to cover the aggregate exercise price payable for the purchased Optioned Shares plus all applicable federal and state income and employment taxes required to be withheld by the Company by reason of such purchase. The Optionee is required to provide written directives to the Company to deliver concurrently certificates for the purchased shares directly to such brokerage firm; or

d. any combination of the foregoing.

As soon as practical after receipt of notice of exercise of this Option by Optionee, the Company shall, without transfer or issue tax or other incidental expense to the Optionee or his or her successor, transfer and deliver thereto at the office of the Company or such other place as may be mutually agreeable a certificate or certificates for such shares of its Common Stock or initiate electronic delivery of such shares to the designated brokerage firm; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act of 1933, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other laws or regulations applicable to the issuance or transfer of such shares.

9. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Common Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split up, combinations or exchanges of shares and the like, the aggregate number or class of shares to this Option immediately prior to such event shall be appropriately adjusted by the Board of Directors in accordance with the terms of the Plan.

10. Withholding and Employment Taxes.

(i) Optionee is responsible for, and by accepting this Option agrees to bear, all taxes of any nature, including withholding taxes, interest or penalties arising out of the grant of this Option, the vesting or exercise of this Option or the subsequent sale of the Optioned Shares, or any violation of Code Section 409A that impacts this Option, that are legally imposed upon Optionee in connection with this Option, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on Optionee. The Company has not provided any tax advice with respect to this Option or the disposition of the Shares. Optionee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of any aspect of this Option, including the grant, vesting or exercise of this Option or the subsequent sale of any Shares.

(ii) In the event that the Company, including any Subsidiary qualified to deduct tax at source, is required to withhold any amount (including in connection with income tax, employment or payroll taxes, social security contributions or other similar amounts, with such obligation in aggregate referred to herein as the “Withholding Obligation”) as a result of any event occurring in connection with this Option, the Optionee shall make a cash payment to the Company as necessary to cover all applicable Withholding Obligations at or prior to the time the event giving rise to the Withholding Obligation occurs; provided that (a) the Company has the right to withhold a portion of the Optioned Shares otherwise to be delivered upon exercise of this Option having a Fair Market Value equal to the amount of the Withholding Obligation in accordance with such rules as the Company may from time to time establish, (b) the Company has the right, and the Optionee in accepting this grant explicitly authorizes the Company, to deduct an amount equal to the Withholding Obligation from the Optionee’s compensation or (c) the Company may establish alternative procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with this Option. The Optionee will receive a cash refund for any payment of cash or fraction of a surrendered share not necessary to satisfy the Withholding Obligations.

(iii) Optionee acknowledges and agrees that the ultimate liability for any tax-related item legally due by Optionee is and remains Optionee’s responsibility and that the Company (a) makes no representations nor undertakings regarding the treatment of any such tax items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option or the subsequent sale of the Shares acquired upon exercise of this Option; and (b) does not commit to structure the terms or any aspect of this Option to reduce or eliminate the Optionee’s liability for such tax items. The Company may refuse to honor the exercise of this Option and refuse to deliver the Optioned Shares if Optionee fails to comply with Optionee’s obligations in connection with the satisfaction of the Withholding Obligations.

11. Tax Status. The Optionee’s treatment of shares purchased pursuant to the exercise of this nonstatutory stock option may have significant tax consequences. The Optionee acknowledges that he or she has been encouraged to obtain the advice of independent tax counsel regarding the federal and state income tax consequences of the receipt and exercise of the Option granted hereby and of the disposition of Common Stock acquired upon exercise hereof. The Optionee acknowledges that he or she has not relied and will not rely upon any advice or representations by the Company or by its employees or representatives with respect to the tax treatment of the options granted hereunder.

12. Not an Incentive Stock Option. This Option shall not be treated as an “incentive stock option” as such term defined in Section 422 of the code.

13. No Right to Continued Relationship; Optionee Acknowledgments. By accepting the grant of this Option, Optionee acknowledges and agrees that the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement. Optionee acknowledges that all decisions with respect to future grants, if any, will be at the sole discretion of the Company. Nothing contained in this Agreement shall confer upon the Optionee any right to a continued business relationship with the Company and its Subsidiaries or in any way limit the right of the Company or its Subsidiaries to terminate such relationship at any time. This Option grant will not be interpreted to form an employment contract or service relationship with the Company, the Employer or any Subsidiary of the Company. Optionee acknowledges that the future value of the underlying Shares is unknown, may increase or decrease in the future, and cannot be predicted with certainty. In consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Optioned Shares purchased through exercise of this Option resulting from Optionee’s termination of a business relationship by the Company (for any reason whatsoever and whether or not in breach of applicable laws).

14. Compliance with Securities and Other Laws. The Company shall not be obligated to deliver any shares of its Common Stock hereunder for such period as may reasonably be required for it to comply with any applicable requirements of: (i) the Securities Act of 1933; (ii) the Securities Exchange Act of 1934; (iii) applicable state securities laws; (iv) any applicable listing requirement of any stock exchange on which the Company’s Common Stock is then listed; and (v) any other law or regulation applicable to the issuance of such shares.

15. Notices. All notices and other communications of any kind which either party to this Agreement may be required or may desire to serve on the other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with the postage thereon fully prepaid, addressed to the parties at their respective addresses set forth in the Notice of Stock Option Grant. Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. Either party may from time to time by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.

16. Data Transfer. Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this document by and among, as applicable, the Company, including any of its Subsidiaries, for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Company and its Subsidiaries hold certain personal information about Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), compensation, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in Optionee’s favor for the purpose of implementing, managing and administering the Plan (“Data”). Optionee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere and that the recipient country may have different data privacy laws and protections than Optionee’s country. Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Stock Plan Administrator at the Company. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares acquired upon the exercise of this Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. Optionee may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting Stock Plan Administrator in writing. Optionee understands that refusing or withdrawing consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, Optionee may contact the Stock Plan Administrator at the Company.

17. Copies of Plan Materials. Optionee acknowledges that the Company has: (i) delivered a copy of the Plan, (ii) delivered a copy of the Plan prospectus, which document is available on the Rovi Intranet Stock Program page or The Source Key Information page, both of which are at the Company’s intranet website at intranet.rovicorp.com/welcome, and (iii) made available stockholder information, including copies of any annual report, proxy statement and periodic report, at the Company’s investor relations page on the Company’s website at http://ir.rovicorp.com (which page is also accessible from a link available on the Stock Program page or The Source Key Information page on the Company’s intranet website at intranet.rovicorp.com/welcome). Optionee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Executive Assistant to the Chief Financial Officer.

18. Entire Agreement; Plan Controls. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the laws of the state of Delaware. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this Agreement are contained in the Plan.

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